RESTATED

                              BYLAWS

                                OF

                   GOOD TIMES RESTAURANTS INC.

                          June 10, 1996


                             RESTATED

                              BYLAWS

                                OF

                   GOOD TIMES RESTAURANTS INC.

                        TABLE OF CONTENTS


                                                             PAGE

ARTICLE I.     NAME, REGISTERED OFFICE AND REGISTERED AGENT

     Section 1.  Name. . . . . . . . . . . . . . . . . . . . . .1
     Section 2.  Registered Office and Registered Agent. . . . .1


ARTICLE II.    SHAREHOLDERS MEETINGS

     Section 1.  Annual Meetings . . . . . . . . . . . . . . . .1
     Section 2.  Special Meetings. . . . . . . . . . . . . . . .1
     Section 3.  Notice of Shareholders Meetings . . . . . . . .2
     Section 4.  Place of Meeting. . . . . . . . . . . . . . . .2
     Section 5.  Record Date . . . . . . . . . . . . . . . . . .2
     Section 6.  Quorum. . . . . . . . . . . . . . . . . . . . .2
     Section 7.  Voting. . . . . . . . . . . . . . . . . . . . .2
     Section 8.  Proxies . . . . . . . . . . . . . . . . . . . .3


ARTICLE III.   BOARD OF DIRECTORS

     Section 1.  General Powers. . . . . . . . . . . . . . . . .3
     Section 2.  Election of Directors . . . . . . . . . . . .  3
     Section 3.  Number, Tenure and Qualifications . . . . . . .3
     Section 4.  Regular Meetings. . . . . . . . . . . . . . . .3
     Section 5.  Special Meetings. . . . . . . . . . . . . . . .3
     Section 6.  Meetings by Telephone . . . . . . . . . . . . .4
     Section 7.  Quorum. . . . . . . . . . . . . . . . . . . . .4
     Section 8.  Manner of Acting. . . . . . . . . . . . . . . .4
     Section 9.  Vacancies . . . . . . . . . . . . . . . . . . .4
     Section 10. Removals. . . . . . . . . . . . . . . . . . . .4
     Section 11. Resignations. . . . . . . . . . . . . . . . . .5
     Section 12. Presumption of Assent . . . . . . . . . . . . .5
     Section 13. Compensation. . . . . . . . . . . . . . . . . .5
     Section 14. Informal Action by Directors. . . . . . . . . .5
     Section 15. Chairman. . . . . . . . . . . . . . . . . . . .5

ARTICLE IV.    DIVISIONS OF THE CORPORATION

     Section 1.  Operation of Divisions. . . . . . . . . . . . .6
     Section 2.  Advisory Board. . . . . . . . . . . . . . . . .6
     Section 3.  Officers of the Divisions . . . . . . . . . . .6
     Section 4.  Duties of Officers of Divisions . . . . . . . .6
     Section 5.  Term of Office, Resignation and Removal . . . .7
     Section 6.  Authorized Signatures and Checking Accounts . .7


ARTICLE V.     OFFICERS

     Section 1.  Number. . . . . . . . . . . . . . . . . . . . .7
     Section 2.  Election and Term of Office . . . . . . . . . .7
     Section 3.  Resignations. . . . . . . . . . . . . . . . . .8
     Section 4.  Removals. . . . . . . . . . . . . . . . . . . .8
     Section 5.  Vacancies . . . . . . . . . . . . . . . . . . .8
     Section 6.  President . . . . . . . . . . . . . . . . . . .8
     Section 7.  Executive Vice-President. . . . . . . . . . . .8
     Section 8.  Vice-Presidents . . . . . . . . . . . . . . . .9
     Section 9.  Secretary . . . . . . . . . . . . . . . . . . .9
     Section 10. Treasurer . . . . . . . . . . . . . . . . . . .9
     Section 11. Assistant Secretaries and Assistant
                    Treasurers . . . . . . . . . . . . . . . . 10
     Section 12. General Manager . . . . . . . . . . . . . . . 10
     Section 13. Other Officers. . . . . . . . . . . . . . . . 11
     Section 14. Salaries. . . . . . . . . . . . . . . . . . . 11
     Section 15. Surety Bonds. . . . . . . . . . . . . . . . . 11


ARTICLE VI.    COMMITTEES

     Section 1.  Executive Committee . . . . . . . . . . . . . 11
     Section 2.  Other Committees. . . . . . . . . . . . . . . 11


ARTICLE VII.   CONTRACTS, LOANS, DEPOSITS AND CHECKS

     Section 1.  Contracts . . . . . . . . . . . . . . . . . . 12
     Section 2.  Loans . . . . . . . . . . . . . . . . . . . . 12
     Section 3.  Deposits. . . . . . . . . . . . . . . . . . . 12
     Section 4.  Checks and Drafts . . . . . . . . . . . . . . 12
     Section 5.  Bonds and Debentures. . . . . . . . . . . . . 12

ARTICLE VIII.  CAPITAL STOCK

     Section 1.  Certificates of Shares. . . . . . . . . . . . 13
     Section 2.  Transfers of Shares . . . . . . . . . . . . . 13
     Section 3.  Transfer Agent and Registrar. . . . . . . . . 13
     Section 4.  Lost or Destroyed Certificates. . . . . . . . 14
     Section 5.  Consideration for Shares. . . . . . . . . . . 14
     Section 6.  Registered Shareholders . . . . . . . . . . . 14


ARTICLE IX.    INDEMNIFICATION

     Section 1.  Indemnification Against Third Party Claims. . 14
     Section 2.  Indemnification Against Derivative Claims . . 15
     Section 3.  Rights to Indemnification . . . . . . . . . . 15
     Section 4.  Authorization of Indemnification. . . . . . . 15
     Section 5.  Advancement of Expenses . . . . . . . . . . . 16
     Section 6.  Indemnification by Court Order. . . . . . . . 16
     Section 7.  Insurance . . . . . . . . . . . . . . . . . . 16
     Section 8.  Settlement by Corporation . . . . . . . . . . 17


ARTICLE X.     WAIVER OF NOTICE. . . . . . . . . . . . . . . . 17


ARTICLE XI.    AMENDMENTS. . . . . . . . . . . . . . . . . . . 17


ARTICLE XII.   FISCAL YEAR . . . . . . . . . . . . . . . . . . 17


ARTICLE XIII.  DIVIDENDS . . . . . . . . . . . . . . . . . . . 18


ARTICLE XIV.   CORPORATE SEAL. . . . . . . . . . . . . . . . . 18


                         RESTATED BYLAWS

                                OF

                   GOOD TIMES RESTAURANTS INC.



                            ARTICLE I

           NAME, REGISTERED OFFICE AND REGISTERED AGENT


          Section 1.  Name.  The name of this corporation is Good
Times Restaurants Inc.

          Section 2. Registered Office and Registered Agent. The address of the registered office of this corporation is One East First, Suite 1600, Reno, Nevada 89501. The name of the registered agent of this corporation at that address is Corporation Trust Company. The corporation shall at all times maintain a registered office. The locations of the registered office may be changed by the Board of Directors. The corporation may also have offices in such other places within or without the State of Nevada as the Board may from time to time designate.


                            ARTICLE II

                      SHAREHOLDERS MEETINGS


          Section 1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held at such place within or without the State of Nevada and at such time as the Board of Directors shall determine in compliance with these Bylaws. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

          Section 2. Special Meetings. Special meetings of shareholders, other than those regulated by statute, may be called at any time by the Chairman of the Board, the President, any two Directors or the holder or holders of at least 25 percent of the outstanding shares of Series A Convertible Preferred Stock, and must be called by the President upon written request of the holders of ten percent of the outstanding shares of capital stock entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given. Such notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting.

          Section 3. Notice of Shareholders Meetings. The Secretary shall give written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, which shall be delivered not less than ten nor more than fifty days prior to the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

          Section 4. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting is called by other than the Board of Directors, the place of meeting shall be the principal business office of the corporation.

          Section 5. Record Date. The Board of Directors may fix a date not less than ten nor more than fifty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at any such meeting of the shareholders. The stock transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose.

          Section 6. Quorum. Except as otherwise provided in these Bylaws or the Articles of Incorporation, a majority of the votes represented by the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of such votes are represented at any such meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at any duly assembled meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders in such number that less than a quorum remain.

          Section 7. Voting. The holder of an outstanding share entitled to vote at any meeting may vote at such meeting in person or by proxy. Every shareholder of Common Stock shall be entitled to one vote for each share standing in his name on the records of the corporation upon each matter submitted to a vote at a meeting of shareholders. Every holder of Series A Convertible Preferred Stock shall have such number of votes per share on each matter submitted to a vote at a meeting of shareholders as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock would be convertible based on the conversion price then in effect, as provided in the terms of the Series A Preferred Stock set forth in the Articles of Incorporation. All shareholder actions shall be determined by a majority of the votes cast at any meeting of shareholders by the holders or proxies of shares entitled to vote thereon.

          Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.


                           ARTICLE III

                        BOARD OF DIRECTORS


          Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the corporation as it deems proper.

          Section 2. Election of Directors. The Board of Directors shall be elected by the shareholders at the annual meeting, or if not so elected, at a special meeting called for such purpose. Notwithstanding the foregoing, the holders of the Series A Convertible Preferred Stock voting together, separately as a class, shall have the right to elect two Directors to the Board of Directors, one of whom shall have the right to serve as the Chairman of the Board at his or her discretion. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing Directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of Directors to be elected solely by the holders of the Series A Convertible Preferred Stock or jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock.

          Section 3. Number, Tenure and Qualifications. The number of Directors of the corporation shall be as determined by the Board of Directors in accordance with the Articles of Incorporation, but shall not be greater than seven unless an increase in such number is approved by the holders of two-thirds of the outstanding shares of Series A Convertible Preferred Stock. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the corporation.

           Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately following and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

          Section 5. Special Meetings. Special Meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, any two Directors or the holder or holders of at least 25 percent of the outstanding shares of Series A Convertible Preferred Stock. The Secretary shall give notice of the time and place of each special meeting by mailing the same at least two days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each Director.

          Section 6.  Meetings by Telephone.  Any meeting of the
Board of Directors, regular or special, may be held by conference telephone call.

          Section 7. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

          Section 8. Manner of Acting. At all meetings of the Board of Directors, each Director shall have one vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present.

          Section 9. Vacancies. A vacancy in any directorship elected solely by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock in accordance with Section 2 hereof, and any vacancy in any directorship elected jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock shall be filled only by vote or written consent of holders of the Series A Convertible Preferred Stock and the Common Stock in accordance with Section 2 hereof.

          Section 10. Removals. Directors may be removed at any time with or without cause by vote of the shareholders holding a majority of the shares outstanding which are at the time entitled to vote on the election of the Director to be removed. Thus, the Directors elected by the holders of the Series A Convertible Preferred Stock may be removed only by a vote of the majority of the outstanding shares of such stock and such vacancy shall be filled in the manner specified in Section 9 above. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office. Notwithstanding the foregoing, the holders of the Series
A Convertible Preferred Stock, voting as a separate class, shall be entitled to remove with or without cause any or all of the Directors and to elect four Directors to the Board of the corporation if the following events occur: (1) the Board shall fail to declare an Accruing Dividend (as such term is defined in the terms of the Series A Convertible Preferred Stock set forth in the Articles of Incorporation) when due if there is adequate surplus to do so, unless the Board of Directors reasonably determines that the payment of a cash dividend would jeopardize the corporation's ability to meet its current and reasonably foreseeable obligations, including reasonable reserves therefor; (2) the corporation files a petition in bankruptcy, is adjudged bankrupt or insolvent, makes an assignment for the benefit of creditors, applies to or petitions any tribunal for the appointment of a receiver, intervenor or trustee for all or a substantial part of its assets, or a proceeding under any bankruptcy law or statute shall have commenced and not been dismissed within sixty days; or (3) if there has been a material breach of any agreement between the corporation and the holders of the Series A Convertible Preferred Stock and the corporation fails to remedy such breach within 14 days after receiving notice of such breach or, if such breach cannot reasonably be cured and the corporation continuously and diligently proceeds to remedy such breach, within thirty days after receiving notice of such breach.

          Section 11. Resignations. A Director may resign at any time by delivering written notification thereof to the President or Secretary of the corporation. Resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days after the date of its delivery, the resignation shall be deemed accepted upon the tenth day.

          Section 12. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

          Section 13. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each such meeting or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

          Section 14. Informal Action by Directors. Any action required to be taken at a meeting of Directors or any action which may be taken at a meeting of Directors may be taken without a meeting by a written consent, setting forth the action so taken, signed by all of the Directors of the corporation.

          Section 15. Chairman. If one of the Directors elected solely by the holders of the Series A Convertible Preferred Stock does not elect to serve as Chairman of the Board, the Board may elect from its own number a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors.


                            ARTICLE IV

                   DIVISIONS OF THE CORPORATION


          Section 1. Operation of Divisions. The Board of Directors shall have power to establish one or more operating divisions of the corporation. Each division of the corporation shall have such authority, responsibilities, and duties as may be delegated to it from time to time by the Board of Directors. Each division of the corporation shall adopt Rules of Procedure for the conduct of its affairs not inconsistent with the Articles of Incorporation and Bylaws of the corporation. Such Rules of Procedure shall become effective when approved by the Board of Directors.

          Section 2. Advisory Board. The Board of Directors of the corporation may appoint individuals who may, but need not, be Directors, officers or employees of the corporation, to serve as members of an Advisory Board to one or more of the divisions of the corporation. The members of any such Advisory Board shall keep minutes of their meetings which shall be submitted to the Board of Directors of the corporation. The term of office of any member of the Advisory Board shall be at the pleasure of the Board of Directors of the corporation. The function of such Advisory Board shall be to advise with respect to the affairs of the operating divisions of the corporation to which it is appointed.

          Section 3. Officers of the Divisions. The divisions of the corporation shall each have a President and such Vice-Presidents as the Board of Directors may appoint. The Secretary and Treasurer of the corporation shall also be deemed the Secretary and Treasurer of each division.

          Section 4. Duties of Officers of Divisions. Any employee designated as an officer of a division shall have such authority, responsibilities, and duties with respect to the applicable division corresponding to those normally vested in the comparable officer of the corporation by these Bylaws, subject to such limitations as may be imposed by the Board of Directors, the Articles of Incorporation or by these Bylaws. The President of a division may sign, execute and deliver in the name of such division only such contracts, agreements or other documents as may be prescribed from time to time by the President of the corporation or the Board of Directors. The designation of any individual as President or Vice-President of any division of the corporation shall not be permitted to conflict in any way with any executive or administrative authority of any officer of the corporation established from time to time by the Board of Directors of the corporation. The President of each division shall report directly to the President and Chief Executive Officer of the corporation. The President of a division, upon written approval of the President of the corporation, may appoint or remove such agents or employees of a division as may, from time to time, become necessary or useful to the operation of such division.

          Section 5.  Term of Office, Resignation and Removal.
Each officer of a division shall hold office until his successor shall have been duly appointed by the Board of Directors, or until his death, or until he shall resign. Any officer of a division may resign at any time by delivery of a written resignation either to the President of the corporation, the Secretary of the corporation or to the Board of Directors. Such resignation shall take effect upon delivery. Any officer of the division may be removed from office only by the Board of Directors. Such officer shall be removed when in the sole judgment of the Board of Directors the best interests of the division or the corporation will be served thereby. Any such removal shall require a majority vote of the Board of Directors.

          Section 6. Authorized Signatures and Checking Accounts. The Board of Directors may authorize each division to have a separate checking account. Any check issued by or for the benefit of any division shall require at least two signatures. The corporate or divisional officers authorized to sign such checks of any division shall be the President of such division, the President of the corporation and the Secretary of the corporation.


                            ARTICLE V

                             OFFICERS


          Section 1. Number. The corporate officers shall be a President, no Vice-Presidents or one or more Vice-Presidents as determined from time to time by the Board of Directors, a Secretary and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other corporate officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any corporate office except those of President and Secretary. Any two or more corporate offices may be held by the same person, except the offices of President and Secretary. Corporate officers need not be Directors or shareholders of the corporation.

          Section 2. Election and Term of Office. The corporate officers to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election for corporate officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each corporate officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          Section 3. Resignations. Any corporate officer may resign at any time by delivering a written resignation either to the corporate President or to the corporate Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

          Section 4. Removals. Any corporate officer or agent may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a corporate officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the corporate officer in question if he is also a Director.

          Section 5. Vacancies. A vacancy in any corporate office because of death, resignation, removal, disqualification or otherwise, or if a new corporate office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

          Section 6. President. The President shall be the chief executive and administrative officer of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision of the property, business, offices and affairs of the corporation and each division. He may appoint officers, agents, or employees on the corporate or division level other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

          Section 7. Executive Vice-President. The Executive Vice-President shall be the chief executive and administrative officer of the corporation in the absence of the President, and in such absence shall be vested with all rights, powers, privileges and obligations of the President as more fully set forth in Section 6 of this Article V. In addition, he may sign, execute and deliver in the name of the corporation, powers of attorney, contracts, bonds and other obligations when the President is present but unavailable for the execution of such documents, and he shall perform such other duties as may be prescribed from time to time by the Board of Directors, the President or the Bylaws.

          Section 8. Vice-Presidents. Vice-Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the President. In the absence or disability of the President, the Vice-President designated by the Board or by the President shall perform the duties and exercise the powers of the President. A Vice-President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

          Section 9.  Secretary.  The Secretary shall also be
deemed the Secretary of each of the divisions. The Secretary shall, subject to the direction of the President, Executive Vice-President, or a designated Vice-President, keep the minutes of all meetings of the shareholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meetings of all divisions and committees. He shall cause notice to be given of meetings of shareholders, of the Board of Directors and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the corporation and each division not pertaining to the performance of the duties vested in other officers, which records, documents and papers shall at all reasonable times be open to examination by any Director. He may sign or execute contracts with the President, Executive Vice-President or Vice-Presidents thereunto authorized in the name of the corporation and affix the seal of the corporation thereto, provided, however, that he may not simultaneously act both in the capacity of Secretary and that of Executive Vice-President or Vice-President upon the execution of such documents. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. He shall be sworn to the faithful discharge of his duties. If necessary, Assistant
Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

          Section 10. Treasurer. The Treasurer shall, subject to the direction of the President, Executive Vice-President or a designated Vice-President, have general custody and control of the collection and disbursement of funds of the corporation and each division. He shall endorse on behalf of the corporation and each division for collection checks, notes and other obligations, and shall deposit the same to the credit of the corporation or the division in such bank(s) or depositories as the Board of Directors may designate. He may sign, with the President or such other persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the corporation or any division, provided, however, that he may not simultaneously act both in the capacity of Treasurer and that of Executive Vice-President or Vice-President upon the execution of such documents. He shall enter or cause to be entered regularly in the books of the corporation or any division a full and accurate account of all monies received and paid by him or under his direction on account of the corporation or such division. He shall at all reasonable times exhibit his books and accounts to any Director of the corporation upon timely application at the office of the corporation during business hours, and whenever required by the Board of Directors or the President, he shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. If necessary, Assistant Treasurers shall assist the Treasurer and shall perform such duties as shall be directed by the Board of Directors. He shall give bond for the faithful performance of his duties in such sum and with or without such surety as shall be required by the Board of Directors.

          Section 11. Assistant Secretaries and Assistant Treasurers. The Board of Directors may appoint such Assistant Secretaries and Assistant Treasurers as may be necessary for the expedient discharge of the affairs of the corporation or any division. The Assistant Secretaries and Assistant Treasurers shall be authorized to perform any of the duties of the Secretary or Treasurer, respectively, in the absence of the Secretary or Treasurer, or in any situation where the Secretary or Treasurer may be acting in another capacity such as Executive Vice-President or Vice-President.

          Section 12. General Manager. The Board of Directors may employ and appoint a General Manager who may or may not be one of the officers or Directors of the corporation. He shall be the chief operating officer of the corporation, and subject to the direction of the Board of Directors and of the President, shall have general charge of the business operations of the corporation and general supervision over its employees and agents. He may be given the exclusive management of the business of the corporation in any or all of its dealings, but at all times he shall be subject to the control of the Board of Directors or of the Executive Committee. He may employ all employees of the corporation, or delegate such employment to subordinate officers or division chiefs, and he may have the authority to discharge any person so employed. He shall make a report to the President and to the Board of Directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the corporation. He may perform such other duties as the Board of Directors shall require.

          Section 13.  Other Officers.  Other officers shall
perform such duties and have such powers as may be assigned to them by the Board of Directors.

          Section 14. Salaries. Salaries or other compensation of the corporate officers and the officers of any division of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any such subordinate officers or agent. No officer shall be prevented from receiving any such salary or compensation because he is also a Director of the corporation.

          Section 15. Surety Bonds. If the Board of Directors shall so require, any corporate or division officer or agent shall execute to the corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the corporation or the applicable division, including his responsibility for negligence and the accounting for all property, monies or securities of the corporation or a division which may come into his hands.


                            ARTICLE VI

                            COMMITTEES


          Section 1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than five members, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as members on the Executive Committee in the absence or disability of a regular member(s). The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein and disband any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

          Section 2. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board of Directors may determine. Such committees shall in each case consist of not less than two Directors, and shall have such powers and duties and shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure.

                           ARTICLE VII

              CONTRACTS, LOANS, DEPOSITS AND CHECKS


          Section 1.  Contracts.  The Board of Directors may
authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be either general or confined to specific instances.

          Section 2. Loans. No loan(s) or advance(s) shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the corporation unless and except as authorized by the Board of Directors. Any such authorization may be either general or confined to specific instances.

          Section 3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent so authorized by the Board of Directors.

          Section 4. Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the corporation shall be signed by such officer(s) or such agent(s) of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

          Section 5. Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice-President and by the Treasurer or by the Secretary. The seal may be a facsimile, engraved or printed. Where such bond or debenture is to be authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.


                           ARTICLE VIII

                          CAPITAL STOCK


          Section 1. Certificates of Shares. The shares of the corporation shall be represented by certificates prepared by the Board of Directors and signed by the President or the Vice-President and by the Secretary, and sealed with the seal of the corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified.
The name and address of the person to whom the shares are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled. No new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms of indemnity to the corporation as the Board of Directors may prescribe.

          Section 2. Transfers of Shares. Transfers of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, or by his attorney thereunto authorized by a power of attorney duly executed and such representative or attorney shall furnish proper evidence of his authority to so transfer the shares to the Secretary of the corporation upon the surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

          Section 3. Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more transfer agents and registrars, who may also be employees of the corporation, for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

          Section 4. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued to replace any certificate theretofore issued by the corporation and alleged to have been lost or destroyed if the new owner makes an affidavit that the certificate is lost or destroyed. The Board of Directors may, at its discretion, require the owner of such certificate or his legal representative to give the corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the corporation and transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

          Section 5. Consideration for Shares. The capital stock of the corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors, but in no event shall such value be less than the par value of such shares. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive.

          Section 6. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in the shares.


                            ARTICLE IX

                         INDEMNIFICATION


          Section 1. Indemnification Against Third Party Claims. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests if the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          Section 2. Indemnification Against Derivative Claims. The corporation shall further indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation; provided that indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Section 3. Rights to Indemnification. To the extent that a Director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          Section 4. Authorization of Indemnification. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances. The determination shall be made: (a) by the shareholders, (b) by the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding, (c) if a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion, or (d) if a quorum consisting of Directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          Section 5. Advancement of Expenses. The expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding, by reason of the fact that he was a Director or officer of the corporation, shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection 5 do not affect any rights to advancement of expenses to which corporate personnel other than Directors and officers may be entitled under any contract or otherwise by law.

          Section 6. Indemnification by Court Order. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under these Articles of Incorporation or the Bylaws of the corporation, or any other agreement, vote of shareholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 hereof or for the advancement of the expenses made pursuant to subsection 5 hereof, may not be made to or on behalf of any Director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action and (b) continues for a person who has ceased to be a Director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          Section 7. Insurance. The Board of Directors may, in its discretion, direct that the corporation purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liability under the provisions of this Section.

           Section 8. Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the corporation by the Board of Directors, in lieu of such indemnification, to settle any such claim, action, suit or proceeding at the expense of the corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.


                            ARTICLE X

                         WAIVER OF NOTICE


          Whenever any notice is required to be given to any shareholder or Director of the corporation under the provision of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the laws of the State of Nevada, a waiver thereof in writing signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.


                            ARTICLE XI

                            AMENDMENTS


          These Bylaws may be altered, amended, repealed, or new bylaws adopted by a majority vote of the entire Board of Directors at any regular or special meeting. Any bylaw adopted by the Board of Directors may be repealed or changed by a majority vote of the shareholders.


                           ARTICLE XII

                           FISCAL YEAR


          The fiscal year end of the corporation shall be fixed and may be varied by resolution of the Board of Directors.


                           ARTICLE XIII

                            DIVIDENDS


          The Board of Directors may at any regular or special meeting, as it deems advisable, declare dividends payable out of the surplus of the corporation.


                           ARTICLE XIV

                          CORPORATE SEAL


          The corporation shall have an official seal which shall bear the name of the corporation and the state and year of incorporation.


          These Restated Bylaws were adopted for the corporation by the Board of Directors on the 10th day of June, 1996.